Exhibit 10.4

AMENDMENT TO

CHANGE IN CONTROL AGREEMENT

This AMENDMENT is made and entered into as of April 20, 2010, by and between between [INSERT EMPLOYING ENTITY], a [Delaware] corporation (the “Company”), and [                        ] (the “Executive”).

WHEREAS, the Company and the Executive previously entered into that certain [Change in Control Agreement][Amended and Restated Change in Control Agreement], dated as of                        (the “CIC Agreement”); and

WHEREAS, the parties now wish to amend the CIC Agreement to align the “Good Reason” definition with the Company’s or its affiliates current compensation structure and to  make certain other clarifying changes.

NOW, THEREFORE, the parties mutually acknowledge and agree that, effective as of the date hereof, the CIC Agreement is hereby amended as follows:

1.             The last sentence in the definition of “Average Bonus” in Section 2 is hereby deleted and replaced in its entirety with the following:

For the avoidance of doubt, annual bonuses shall include any bonus amounts paid in the form of Basic Units awarded under the Parent Company’s Equity Deferral Award Program Subplan (or any successor thereto).

2.             The definition of “Target Annual Compensation” in Section 2 is hereby deleted and replaced in its entirety with the following:

“Total Annual Compensation” shall mean the sum of the Executive’s base salary and Average Bonus as in effect immediately prior to the Change in Control.

3.             The last sentence in the definition of “Good Reason” in Section 2 is hereby deleted and replaced in its entirety with the following:

For purposes of this Agreement, it shall be a material breach of this Agreement by the Company if the Company decreases the Executive’s Total Annual Compensation by more than thirty-three percent (33%).

4.             In all respects not amended, the CIC Agreement is hereby ratified and confirmed.

5.             For convenience, this Amendment may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

6.             This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws thereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

[INSERT EMPLOYING ENTITY]

By:
Name: Robert C. Gasser
Title: CEO and President

EXECUTIVE